UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006 (September 29, 2006)

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 South 108th Avenue,

Omaha, Nebraska 68154

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 334-5101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On September 29, 2006, Transaction Systems Architects, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association, as administrative agent, and a syndicate of financial institutions, as lenders, providing for revolving loans and letters of credit in an aggregate principal amount not to exceed $150,000,000. The Company has the option to increase the aggregate principal amount to $200,000,000. The Credit Agreement has a maturity date of September 29, 2011. Proceeds of the initial borrowing under the Credit Agreement were used to fund a portion of the Merger.

Obligations under the Credit Agreement are jointly and severally guaranteed by certain domestic subsidiaries of the Company (collectively, the “Guarantors”). The guaranties and the obligations under the Credit Agreement are unsecured.

Interest on borrowings under the Credit Agreement is payable, at the option of the Company, at either the base rate plus an applicable margin, based on the Company’s leverage ratio, of up to 0.125% or LIBOR plus an applicable margin, based on the Company’s leverage ratio, of 0.625% to 1.375%. The Company is obligated to pay an unused commitment fee, based on its leverage ratio, of 0.150% to 0.300%. The Company must pay a fee with respect to outstanding letters of credit in an amount equal to the applicable margin then in effect for LIBOR borrowings under the Credit Agreement. In addition to funding the Merger, borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries, including capital expenditures, subject to certain limitations.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, but not limited to, limitations on the incurrence of indebtedness, asset dispositions, acquisitions, investments, dividends and other restricted payments, liens and transactions with affiliates. The Credit Agreement also requires the Company to meet certain quarterly financial tests, including a maximum leverage ratio and a minimum interest coverage ratio.

The Credit Agreement includes customary events of default, including, but not limited to, failure to pay principal or interest, breach of covenants or representations and warranties, cross-default to other indebtedness, judgment default and insolvency. If an event of default occurs under the Credit Agreement, the lenders thereunder will be entitled to take various actions, including, but not limited to, demanding payment for all amounts outstanding under the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 29, 2006, the merger (the “Merger”) of Parakeet MergerSub Corp., a Delaware corporation (“MergerSub”) and wholly owned subsidiary of the Company, with and into P&H Solutions, Inc., a Delaware corporation (“P&H”) was consummated. The aggregate merger consideration paid to consummate the transaction was approximately $150 million, net of cash acquired; approximately $73 million of which was financed by the Credit Agreement described above and approximately $77 million of which was financed from available Company cash. P&H is a leading provider of enterprise business banking solutions.

Item 2.02	Results of Operations and Financial Conditions.

On October 2, 2006, the Company issued a press release announcing certain expected financial results for the full fiscal year ending September 30, 2006. A copy of this press release is included as Exhibit 99.1 and is incorporated by reference herein.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02—Results of Operations and Financial Condition” and “Item 7.01—Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Item 2.02 does not mean that such information is material or that disclosure of such information is required.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure contained in Item 1.01 above related to the Credit Agreement, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 2, 2006, the Company issued a press release announcing the appointment of Mark Vipond as Chief Operating Officer on September 29, 2006. Prior to the appointment, Mr. Vipond served as the Company’s Senior Vice President and President of ACI Worldwide’s Product Group since October 2005. In his previous role, he was responsible for the design, development and delivery of ACI Worldwide’s products on a global basis. He previously served as senior vice president of the Company and president of ACI Worldwide. Mr. Vipond began his career with ACI in 1985 and has served in many roles including president of USSI, Inc. national sales manager of ACI Canada, vice president of the Network Systems division, vice president and general manager of Emerging Technologies, national sales manager and marketing analyst. Before joining ACI, Vipond was a systems engineer at IBM. He holds a B.S. from the University of Nebraska.

Item 7.01	Regulation FD Disclosure.

Press Release

On October 2, 2006, the Company issued a press release announcing the closing of the Merger and the related financing, the intent to rebrand the Company under the ACI Worldwide name, the reclassification of Base 24-es product as a “Category A” product for accounting purposes, and certain financial results for fiscal year 2006 and revised guidance for fiscal year 2007. The Company also announced the completed divestiture of its e-Courier and Workpoint technologies, including intellectual property rights and other assets related to those technologies. The Company retained certain rights to distribute these products as components of its electronic payment solutions. A copy of the Company’s press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01—Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Item 7.01 does not mean that such information is material or that disclosure of such information is required.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 — Press Release dated October 2, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: October 2, 2006

EXHIBIT INDEX

Exhibit No.		Exhibit Description
Exhibit 99.1	—	Press Release dated October 2, 2006.